EXHIBIT 99.1

ICU Medical, Inc. Reports First Quarter 2009 Results

                Revenue Grew Over 21% to $54.3 Million

              Earnings Per Share Increased 135% to $0.47

            Achieved Operating Cash Flow of $19.8 Million

SAN CLEMENTE, Calif., April 16, 2009 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced results for the first quarter ended March 31, 2009.

First quarter of 2009 revenue grew 21.7% to $54.3 million, compared to $44.7 million in the same period last year. Net income for the first quarter of 2009 was $7.1 million, or $0.47 per diluted share, as compared to net income of $2.9 million, or $0.20 per diluted share, for the first quarter of 2008.

Scott Lamb, ICU Medical's Chief Financial Officer said, "We are pleased with the strong revenue and earnings results achieved during the first quarter and the progress we made with continued investments in our manufacturing processes and sales force expansion. All core product lines posted double-digit year-over-year growth, while sales from our new products continued to exceed our expectations and increased almost 200% compared to the same period last year. Our gross margins improved nine percentage points primarily from a favorable product mix, improved absorption rates, and favorable foreign exchange rates."

"During the quarter, we used a portion of our strong cash flow to invest in 2009 strategic initiatives. We added 19 new sales people to better position ourselves for the long-term opportunities with our new Premier agreement and ongoing rollout of our new oncology products. Additionally, we continued to invest in our manufacturing processes to enhance our product quality and cost structure. These investments, coupled with our new distribution partnerships and constant focus on innovation, have us well positioned for further expansion of our geographic footprint and profitable growth in 2009 and beyond," continued Mr. Lamb.

The Company ended the first quarter with a very strong balance sheet, and as of March 31, 2009, cash, cash equivalents and investment securities totaled $141.9 million and working capital was $170.1 million. Additionally, the Company achieved operating cash flow of $19.8 million for the first quarter of 2009.

Fiscal Year 2009 Guidance

"The current challenging economic environment has not had a meaningful impact on our business to-date. However, during the end of the first quarter and for the first few weeks of the second quarter 2009, a few of our customers are taking a slightly more conservative stance on inventory levels and we believe we have addressed this in our 2009 guidance," concluded Mr. Lamb.

Based on current business trends, for the full fiscal year of 2009, management reaffirmed its previously announced revenue guidance in the range of $215 million to $225 million. Based on the Company's improvement in product mix, and favorable outlook for foreign exchange rates, it now expects its gross margins to be in the range of 44% to 45% for the full year of 2009, compared to the previously announced gross margin of 43% to 44%. Offsetting a portion of this expected increase in gross margins is an expected increase in patent legal costs and a decrease in interest income due to lower interest rates. As a result, management is maintaining its diluted earnings per share guidance for the full fiscal year of 2009 of $1.58 - $1.70.

Conference Call

The Company will be conducting a conference call concerning its first quarter results today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at 800-901-5231, passcode 86049051 or by replay at 888-286-8010, passcode 67721626. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at http://www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at http://www.icumed.com within 48 hours of the call.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding the Company's growing worldwide demand, the effect of the current recession on the Company, the Company's positioning for continued growth, investment in strategic initiatives, sales force expansion to take advantage of certain opportunities, improvement of efficiencies, product quality and continued low cost, the Company's strong competitive position and ability to build shareholder value in future years. In addition, forward-looking statements also include the statements under the heading ''Fiscal Year 2009 Guidance.'' These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: growing demand for our products, investments in strategic growth, continued growth and improving efficiencies. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Form 10-K for the year ended December 31, 2008. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

                  ICU Medical, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
        (Amounts in thousands, except share and per share data)

                                               March 31,    Dec. 31,
                                                 2009         2008
                                              (unaudited)      (1)
                                              -----------  -----------
                     ASSETS

 CURRENT ASSETS:
   Cash and cash equivalents                  $    68,029  $    55,696
   Investment securities                           64,788       56,093
                                              -----------  -----------
     Cash, cash equivalents and
      investment securities                       132,817      111,789
   Accounts receivable, net of allowance
    for doubtful accounts of $321 at March
    31, 2009 and $320 at December 31, 2008         30,297       38,423
   Inventories                                     21,696       17,930
   Prepaid income taxes                               271        4,544
   Prepaid expenses and other current assets        4,334        3,471
   Deferred income taxes -- current portion         3,771        3,231
                                              -----------  -----------
     Total current assets                         193,186      179,388
                                              -----------  -----------

 PROPERTY AND EQUIPMENT, net                       68,787       69,897
 PROPERTY HELD FOR SALE                               940          940
 RESTRICTED CASH                                       --        6,014
 INVESTMENT SECURITIES --
  non-current portion                               9,050       11,350
 INTANGIBLE ASSETS, net                            16,987       10,780
 DEFERRED INCOME TAXES --
  non-current portion                               3,855        3,855
 INCOME TAXES RECEIVABLE --
  non-current portion                               1,210        1,210
                                              -----------  -----------
                                              $   294,015  $   283,434
                                              ===========  ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
   Accounts payable                           $     8,717  $     7,879
   Accrued liabilities                             14,385       14,081
                                              -----------  -----------
     Total current liabilities                     23,102       21,960
                                              -----------  -----------

 COMMITMENTS AND CONTINGENCIES                         --           --
 DEFERRED INCOME TAXES --
  non-current portion                               5,383        4,007
 INCOME TAXES PAYABLE --
  non-current portion                               4,436        4,436

 STOCKHOLDERS' EQUITY:
   Convertible preferred stock, $1.00 par
    value Authorized - 500,000 shares;
    Issued and outstanding - none                      --           --
   Common stock, $0.10 par value -
    Authorized - 80,000,000 shares;
    Issued 14,783,668 shares at March 31,
    2009 and December 31, 2008, outstanding
    14,777,612 shares at March 31, 2009 and
    14,730,725 shares at December 31, 2008          1,478        1,478
   Additional paid-in capital                      51,440       50,970
   Treasury stock, at cost -- 6,056 shares
    at March 31, 2009 and 52,943 shares
    at December 31, 2008                            (205)      (1,623)
   Retained earnings                              208,366      201,304
   Accumulated other comprehensive income              15          902
                                              -----------  -----------
     Total stockholders' equity                   261,094      253,031
                                              -----------  -----------
                                              $   294,015  $   283,434

 (1) December 31, 2008 balances were derived from audited consolidated financial statements.

                  ICU Medical, Inc. and Subsidiaries
              Condensed Consolidated Statements of Income
        (Amounts in thousands, except share and per share data)
                              (unaudited)

                                                Three months ended
                                                      March 31,
                                              ------------------------
                                                 2009         2008
                                              -----------  -----------

 REVENUES:
   Net sales                                  $    54,195  $    43,671
   Other                                              140          983
                                              -----------  -----------
 TOTAL REVENUE                                     54,335       44,654

 COST OF GOODS SOLD                                27,769       26,883
                                              -----------  -----------

     Gross profit                                  26,566       17,771
                                              -----------  -----------

 OPERATING EXPENSES:
   Selling, general and administrative             15,112       13,108
   Research and development                           738        2,019
                                              -----------  -----------
     Total operating expenses, net                 15,850       15,127
                                              -----------  -----------

     Income from operations                        10,716        2,644

 OTHER INCOME                                         318        1,556
                                              -----------  -----------
     Income before income taxes                    11,034        4,200

 PROVISION FOR INCOME TAXES                       (3,972)      (1,302)
                                              -----------  -----------

 NET INCOME                                   $     7,062  $     2,898
                                              ===========  ===========

 NET INCOME PER SHARE

     Basic                                    $      0.48  $      0.21
     Diluted                                  $      0.47  $      0.20

 WEIGHTED AVERAGE NUMBER OF SHARES

     Basic                                    $14,735,085  $13,751,622
     Diluted                                  $14,868,548  $14,375,751

                  ICU Medical, Inc. and Subsidiaries
            Condensed Consolidated Statements of Cash Flows
                        (Amounts in thousands)
                              (unaudited)

                                                 Three months ended
                                                      March 31,
                                              ------------------------
                                                 2009         2008
                                              -----------  -----------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                   $     7,062  $     2,898
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                    3,564        3,410
   Provision for doubtful accounts                     16         (38)
   Stock compensation                                 599          416
   Loss on disposal of property
    and equipment                                      20           --
   Cash provided (used) by changes in
    operating assets and liabilities
     Accounts receivable                            7,777          172
     Inventories                                  (2,273)      (1,646)
     Prepaid expenses and other assets            (1,340)          566
     Accounts payable                                 748        (699)
     Accrued liabilities                            (276)        (568)
     Prepaid and deferred income taxes              3,872          152
                                              -----------  -----------
   Net cash provided by operating activities       19,769        4,663
                                              -----------  -----------

 CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment            (2,144)      (3,592)
   Business acquisition                           (5,663)           --
   Change in restricted cash                        6,014           --
   Proceeds from finance loan repayments               --           24
   Purchases of investment securities            (20,936)      (9,027)
   Proceeds from sale of
    investment securities                          14,541       34,622
                                              -----------  -----------
   Net cash provided (used) by
    investing activities                          (8,188)       22,027
                                              -----------  -----------

 CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from exercise of stock options          1,207        1,071
   Proceeds from employee stock
    purchase plan                                     623          744
   Tax benefits from exercise of
    stock options                                      19          954
   Purchase of treasury stock                       (560)           --
                                              -----------  -----------
   Net cash provided by financing activities        1,289        2,769
                                              -----------  -----------

 Effect of exchange rate changes on cash            (537)          263
                                              -----------  -----------

 NET INCREASE IN CASH AND CASH EQUIVALENTS         12,333       29,722

 CASH AND CASH EQUIVALENTS, beginning
  of period                                        55,696        7,873
                                              -----------  -----------
 CASH AND CASH EQUIVALENTS, end of period     $    68,029  $    37,595
                                              ===========  ===========

CONTACT:  ICU Medical, Inc.
          Scott Lamb, Chief Financial Officer
          (949) 366-2183

          ICR, Inc.
          John F. Mills, Senior Managing Director
          (310) 954-1100